Form N-SAR,
Sub-Item 77Q1(d)
Copies of any constituent
instruments defining the
rights of shareholders


Nuveen California Dividend Advantage Municipal Fund
811-09161


The rights of the holders of each series of Preferred securities are described in the Statement Establishing and Fixing the Rights and Preferences of Preferred
Shares. This instrument is incorporated by reference for this Sub-Item 77Q1(d), filed as Appendix G to the reorganization definitive Proxy Statement in the SEC filing on Form 497 on February 3, 2014, Accession No.
0001193125-14-033187.